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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Form 8-K of Hilton Hotels Corporation of our report dated February 7, 1996 with respect to the consolidated financial statements of Bally Entertainment Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP

Chicago, Illinois
December 18, 1996